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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  May 31, 2000


                      DAMSON/BIRTCHER REALTY INCOME FUND-I
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                  Pennsylvania
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                    0-13563                         13-3264491
            ------------------------    ------------------------------------
            (Commission file Number)    (I.R.S. Employer Identification No.)


     27611 La Paz Road, P.O. Box 30009, Laguna Niguel, California 92607-0009
     -----------------------------------------------------------------------
             (Address of principal executive offices)             (Zip Code)



                                 (949) 643-7700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report.)

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                      DAMSON/BIRTCHER REALTY INCOME FUND-I


ITEM 2.  DISPOSITION OF ASSETS

         On May 31, 2000, Damson/Birtcher Realty Income Fund-I (the "Partnership") sold Terracentre, in Denver, Colorado to an entity affiliated with Robert E. Collawn ("Collawn"), a Denver real estate developer and operator, for $6,500,000. Collawn is not affiliated in any way with the Partnership, its General Partner or the General Partner's affiliates.

         The Partnership was represented by a third-party broker in the transaction. The broker was paid $227,500 from the sale proceeds. Since the sale price of Terracentre exceeded the January 1, 1993 appraised value ($3,100,000), pursuant to the 1993 Amendment to the partnership agreement, the General Partner earned and was paid a disposition fee of $130,000 in connection with the sale of the property. Collawn will not hire the General Partner or any affiliate to perform asset management or property management services for this property.

         The Partnership realized approximately $6,206,000, or approximately $64 per $1,000 invested in the Partnership, in cash proceeds from the sale of Terracentre, after deducting for closing costs and prorations totaling approximately $294,000.

         As of May 31, 2000, the Partnership has sold all of its operating properties. Two lawsuits remain pending against the Partnership and its General Partner and certain of its affiliates that seek, among other things, unspecified monetary damages. Since these cases are in the preliminary discovery phase, there is unavoidable uncertainty regarding their ultimate resolution. The Partnership Agreement mandates that the General Partner provide for all of the Partnership's liabilities and obligations, including contingent liabilities, before distributing liquidation proceeds to its partners. Therefore, the amount and timing of any distribution of liquidation proceeds will be determined by the General Partner in light of these and other relevant considerations. Due to these uncertainties, it is possible that future distributions may be limited to a liquidating distribution upon Partnership wind down should funds be available at that time.

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                      DAMSON/BIRTCHER REALTY INCOME FUND-I



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


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                                            DAMSON/BIRTCHER REALTY INCOME FUND-I


By:      DAMSON/BIRTCHER PARTNERS           By:   BIRTCHER PARTNERS,
         (General Partner)                        a California general partnership

                                                  By:    BIRTCHER INVESTMENTS,
                                                         a California general partnership,
                                                         General Partner of Birtcher Partners

                                                         By:   BIRTCHER LIMITED,
                                                               a California limited partnership,
                                                               General Partner of Birtcher Investments

                                                               By:    BREICORP,
                                                                      a California corporation,
                                                                      formerly known as Birtcher
                                                                      Real Estate Inc., General
                                                                      Partner of Birtcher Limited

Date:    June 13, 2000                                                By:   /s/ Robert M. Anderson
                                                                            ----------------------------
                                                                            Robert M. Anderson
                                                                            Executive Director
                                                                            BREICORP

                                            By:   LF Special Fund II, L.P.,
                                                  a California limited partnership

                                                  By:    Liquidity Fund Asset Management, Inc.,
                                                         a California corporation, General
                                                         Partner of LF Special Fund II, L.P.

Date:    June 13, 2000                                   By:   /s/ Brent R. Donaldson
                                                               ---------------------------------
                                                               Brent R. Donaldson
                                                               President
                                                               Liquidity Fund Asset Management, Inc.
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